UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): March 24, 2023

SENIOR CONNECT ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Delaware	001-39793	82-2816458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7114 East Stetson Drive, Suite 400 Scottsdale, AZ 85251
(Address of principal executive offices, including zip code)
Registrant’s telephone number, include area code: (480) 948-9200
Note Applicable (Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	SNRHU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001	SNRH	The Nasdaq Stock Market LLC
Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SNRHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On March 24, 2023, Senior Connect Acquisition Corp. I (the “Company”) received a letter from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the last 30 consecutive business days, the Company’s minimum Market Value of Listed Securities (“MVLS”) was below the minimum of $35 million required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “Market Value Standard”).

The notice has no immediate effect on the listing of the Company’s common stock, and the Company’s common stock continues to trade on the Nasdaq Capital Market under the symbol “SNRH.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has 180 calendar days, or until September 20, 2023, to regain compliance. The notice states that to regain compliance, the Company’s MVLS must close at $35 million or more for a minimum of ten consecutive business days during the compliance period ending September 20, 2023, at which time the Nasdaq will provide written notification that the Company has achieved compliance under the Market Value Standard and the matter will be closed.

The Company intends to actively monitor the market value of its common stock and will evaluate available options to regain compliance with the Nasdaq continued listing standards. However, there can be no assurance that the Company will be able to regain compliance under the Market Value Standard, or will otherwise be in compliance with other Nasdaq listing criteria. In the event the Company does not regain compliance by September 20, 2023, then Nasdaq will notify the Company that its common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

While the Company is exercising diligent efforts to maintain the listing of its common stock on the Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with Nasdaq listing criteria.

The Company, by filings this Form 8-K, discloses its receipt of the notice in accordance with Nasdaq Listing Rule 5810(b).

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, the Company’s submission of a compliance plan with Nasdaq and regaining compliance with the requirements of Listing Rule 5620(a). These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward- looking statements are subject to a number of risks and uncertainties, including: the risk that the Company is unable to submit a compliance plan to Nasdaq within the specified period, or that the compliance plan is not accepted by Nasdaq; those factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this disclosure statement. Accordingly, undue reliance should not be placed upon the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR CONNECT ACQUISITION CORP. I

Date: March 28, 2023	By:	/s/ Richard T. Burke
	Name:	Richard T. Burke
	Title:	Chief Executive Officer

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